UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012
Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on May 2, 2012, the stockholders of Unit Corporation (the “Company”) approved the Unit Corporation Stock and Incentive Compensation Plan Amended and Restated May 2, 2012 (the “Amended Plan”).  The Amended Plan was previously approved by the Company’s board of directors, subject to stockholder approval.

The Amended Plan allows the Company to grant stock-based and cash-based compensation to employees (including employees of subsidiaries) as well as non-employee directors.  A total of 3,300,000 shares of the company’s stock is authorized for issuance to eligible participants under the Amended Plan.  The Amended Plan succeeds the Non-employee Directors’ 2000 Stock Option Plan (the “Option Plan”), and no new awards will be issued under the Option Plan.

All ten of our directors and approximately 520 employees of the Company and its subsidiaries are currently eligible for awards under the Amended Plan.  The Amended Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), and permits awards in any one or a combination of the following forms for both employees and non-employee directors: nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.  Additionally, employees (but not non-employee directors) may be granted incentive stock options under the Amended Plan.  Both stock-based and cash-based awards under the Amended Plan may be made subject to achievement of any of eighteen specified performance goals (singly or in any combination) selected by the Committee.

A more detailed description of the Amended Plan, and the differences between the Amended Plan and the prior version of the plan, is set forth in the Company’s Proxy Statement on Schedule 14A for its 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 16, 2012 (the “2012 Proxy Statement”).  The Amended Plan is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference as though fully set forth herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders. We held our 2012 annual meeting of stockholders on May 2, 2012. For more information on the following proposals, which were the subject of stockholder action at that meeting, please see the 2012 Proxy Statement.  The voting results for each of the proposals acted on at the meeting are as follows:

(1)
The stockholders voted to elect three Class I directors to serve for a term of three years expiring in 2015, or until their successors are duly elected and qualified.  The results of the vote were as follows:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John G. Nikkel	36,932,515	3,166,901	0	2,224,975
Robert Sullivan Jr.	38,150,378	1,949,038	0	2,224,975
Gary C. Christopher	38,500,152	1,599,264	0	2,224,975

(2)	The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2011Summary Compensation Table and the other related tables and disclosure.

The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
38,654,532	1,399,364	45,519	2,224,976

(3)
The stockholders re-approved the performance goals for qualified performance-based compensation under the Unit Corporation Stock and Incentive Compensation Plan.  The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
39,130,518	931,989	36,909	2,224,975

(4)	The stockholders approved the Unit Corporation Stock and Incentive Compensation Plan Amended and Restated May 2, 2012. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
37,910,645	2,149,494	39,276	2,224,976

(5)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2011. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,066,063	229,795	28,533	0

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10	Unit Corporation Stock and Incentive Compensation Plan Amended and Restated May 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 7, 2012	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10	Unit Corporation Stock and Incentive Compensation Plan Amended and Restated May 2, 2012.